Exhibit 99.1

BMHC EXPANDS CREDIT FACILITY TO $500 MILLION

SAN FRANCISCO, (July 5, 2005) - Building Materials Holding Corporation (Nasdaq: BMHC) today announced that it has completed an amendment to its syndicated credit facility. The amendment expands total availability from $350 million to $500 million and allows for further expansion to $650 million during five year term of the facility. Wells Fargo Bank, N.A. led the financing arrangements. The new terms of the credit facility became effective on June 30, 2005.

Robert E. Mellor, BMHC’s Chairman, President and Chief Executive Officer, stated, “Our increased credit facility will provide us with the financial flexibility necessary to maintain the positive momentum of recent quarters as well as further strengthen our market share. We appreciate the continued support of Wells Fargo and our other financial partners who help us maintain and improve our strong capital structure.”

The Company also announced today that Mr. Mellor has agreed to an extension of his employment contract through 2009. Peter S. O’Neill, Chairman of the Compensation Committee of BMHC’s Board of Directors, stated, “The extension of the contract reflects the Board’s confidence in Mr. Mellor’s leadership and the direction of the Company.”

About BMHC

BMHC, a Fortune 1000 company, is one of the largest suppliers of residential building materials and construction services in the United States. We compete in the homebuilding industry through two subsidiaries, BMC West and BMC Construction. With locations in the western and southern states, BMC West distributes building materials and manufactures building components for professional builders and contractors. BMC Construction provides construction services to high-volume production homebuilders in key growth markets in the United States. To learn more about BMHC, visit our website at www.bmhc.com.

Business Risks and Forward-Looking Statements

There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2004. These risks and uncertainties may include, but are not limited to: demand for homebuilding which is influenced by changes in the overall condition of the U.S. economy, including job formation, interest rates and consumer confidence as well as other important factors; fluctuations in our costs and availability of sourcing channels for commodity wood products and building materials; changes in the business models of our customers; intense competition; integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or it may take longer to realize than expected; our ability to identify suitable acquisition candidates; availability of and ability to attract, train and retain qualified individuals; unanticipated weather conditions including natural catastrophic events such as earthquakes, fire, flood, hurricanes, tornadoes, etc.; implementation of cost structures that align with revenue growth; actual and perceived vulnerabilities as a result of terrorist activities and armed conflict; and numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Certain statements made in this news release and other written or oral statements made by or on behalf of us may constitute forward-looking statements within the meaning of federal securities laws.  Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements within the meaning of these laws.  While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that are important factors that could cause actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraph and are more fully described in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2004. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release.  We undertake no obligation to update forward-looking statements.

CONTACTS:

Bill Smartt
Senior Vice President and
Chief Financial Officer
(415) 627-9100

Ellis Goebel
Senior Vice President,
Business Development and
Investor Relations
(415) 627-9100

Mark Kailer
Vice President, Treasurer and
Investor Relations
(415) 627-9100